                                                                     EXHIBIT 1.2


                          EL PASO NATURAL GAS COMPANY
                            (a Delaware corporation)

                             (Title of Securities)

                                TERMS AGREEMENT



                                                 Dated:  (            ), 199(  )



El Paso Natural Gas Company
100 North Stanton Street
El Paso, Texas  79901

Dear Sirs:

                 We (the "Representative(s)") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that El Paso Natural Gas Company, a Delaware corporation (the "Company"), proposes to issue and sell the number of shares of its (Common Stock, $3.00 par value (the "Common Stock")) (Preferred Stock, $.01 par value (the "Preferred Stock")) (such (Common Stock) (Preferred Stock) (collectively) hereinafter (also) referred to as the "Underwritten Securities").

                 Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective number of shares of Initial Underwritten Securities (as defined in the Underwriting Agreement - Basic Provisions referenced below) set forth opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement - Basic Provisions referenced below) to the extent any are purchased, at the purchase price set forth below.

                                                                   NUMBER OF SHARES OF
                                                                  INITIAL UNDERWRITTEN
         UNDERWRITER                                                    SECURITIES
         -----------                                              ---------------------




                                                                      --------------

Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                      ==============

                 The Underwritten Securities shall have the terms set forth in
the Prospectus dated (            ), 199( ), and the Prospectus Supplement
dated (             ), 199( ), including the following:

         Title:

         Number of Shares:

         (Dividend Rate: $(        ) (    %). Payable:    )

         (Stated Value:)

         (Ranking:)

         Public Offering Price Per Share:  $(        ) (, plus
                 accumulated dividends, if any, from (    ), 19 (  ).)

         Purchase Price Per Share:  $(        ) (, plus
                 accumulated dividends, if any, from (     ), 19 (  ).)

         (Conversion Provisions:)

         (Redemption Provisions:)

         (Sinking Fund Requirements:)

         Number of Option Securities, if any, that may be purchased by the
         Underwriters:

         (Delayed Delivery Contracts:  (authorized) (not authorized)
                 (Date of Delivery:
                 Minimum Contract:
                 Maximum Number of Shares:
                 Fee:           )

         Other Terms:

         Closing Date and Location:


                 All provisions contained in the document attached as Annex A hereto entitled "El Paso Natural Gas Company -- Common Stock ($3.00 par value) and Preferred Stock ($.01 par value) -- Underwriting Agreement Standard Provisions," are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

                 Please confirm your agreement by having an authorized officer sign a copy of this Terms Agreement in the space set forth below.

                                           Very truly yours,

                                           (NAME(S) OF REPRESENTATIVE(S))


                                           Acting severally on behalf of
                                           (itself) (themselves) and the several
                                           Underwriters named herein


                                           By:     (NAME OF LEAD-REPRESENTATIVE)



                                                By: ____________________________
                                                    Name:
                                                    Title:



Accepted:

EL PASO NATURAL GAS COMPANY

By: _______________________
    Name:
    Title:

                                                                         Annex A


                          EL PASO NATURAL GAS COMPANY
                            (a Delaware corporation)

                         Common Stock ($3.00 par value)

                                      and

                        Preferred Stock ($.01 par value)


                   UNDERWRITING AGREEMENT STANDARD PROVISIONS



                 El Paso Natural Gas Company, a Delaware corporation (the "Company") proposes to issue and sell shares of Common Stock, $3.00 par value (the "Common Stock"), or Preferred Stock, $.01 par value (the "Preferred Shares"), or both, from time to time in one or more offerings on terms determined at the time of sale. The Common Stock and the Preferred Shares are hereinafter referred to as the "Securities." Each issue of Preferred Shares may vary as to the specific number of shares, title, stated value and liquidation preference, issuance price, ranking, dividend rate or rates (or method of calculation), dividend payment dates, any redemption or sinking fund requirements, any conversion provisions and any other variable terms as set forth in the applicable certificate of designation (each, a "Certificate of Designation") relating to such Preferred Shares.

                 This is to confirm the arrangements with respect to the purchase of the Underwritten Securities (as defined in Section 2 hereof) from the Company by the Representative(s) and the several Underwriters listed in the applicable terms agreement entered into between the Representative(s) and the Company of which this Underwriting Agreement is Annex A thereto (the "Terms Agreement"). With respect to any particular Terms Agreement, the Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as the "Agreement." Terms defined in the Terms Agreement are used herein as therein defined.

                 The Company has filed with the Securities and Exchange
Commission (the "Commission") a registration statement on Form S-3 (No. 33-   )
in respect of the Securities and the Company's debt securities, which registration statement also constitutes post-effective amendment No. 1 to registration statement No. 33-44327 relating to the Company's debt securities, and has filed such amendments thereto as may have been required to the date of the Terms Agreement. Such registration statement and such post-effective amendment, as amended, have been declared effective by the Commission. Such registration statement and such post-effective amendment, as amended, and the combined prospectus constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, however, that a supplement to the Prospectus contemplated by Section 3(a) (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates.

                 1. Representations and Warranties. The Company represents and warrants to each of the Underwriters named in the Terms Agreement that:

                 (a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best of the Company's knowledge, contemplated by the Commission.

                 (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use in the Registration Statement or Prospectus.

                 (c) The Company has been duly incorporated and is a corporation duly organized, validly existing in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (d) Each significant subsidiary of the Company within the meaning of Regulation S-X (each hereinafter referred to as a "significant subsidiary") has been duly incorporated and is a corporation duly organized, validly existing in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its significant subsidiaries, taken as a whole.

                 (e)  The authorized, issued and outstanding capital stock of
the Company is as set forth  under "(       )" and is accurate as of the date
indicated in such section.

                 (f) This Agreement and the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company.

                 (g) The Underwritten Securities being sold pursuant to a Terms Agreement have, as of the date of such Terms Agreement, been duly authorized by the Company and such Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Underwritten Securities) and such Underwritten Securities, when issued and delivered by the Company pursuant to this Agreement, against payment of the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable; the Underwritten Securities being sold pursuant to a Terms Agreement conform in all material respects to all statements relating thereto contained in the Prospectus; and the issuance of the Underwritten Securities is not subject to preemptive or other similar rights.

                 (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the Restated Certificate of Incorporation, as amended, or By-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Underwritten Securities.

                 (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business or operations of the Company and its subsidiaries, taken as a whole.

                 (j) If applicable, the shares of Common Stock issuable upon conversion of any issue of Preferred Shares have been duly authorized and reserved for issuance upon the conversion by all necessary corporate action and when issued upon conversion, will be validly issued, fully paid and nonassessable, and the issuance of such shares upon such conversion will not be subject to preemptive rights.

                 (k) All descriptions in the Registration Statement and Prospectus of statutes, regulations, legal or governmental proceedings, contracts and other documents are accurate in all material respects and fairly present in all material respects the information required to be shown; and there are no legal or governmental proceedings instituted or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries which would restrict the issuance and sale of the Underwritten Securities as contemplated by the Prospectus, or would be required to be disclosed therein and which is not disclosed, or any statutes, regulations, contracts or other documents which are required to be summarized in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement which are not summarized, filed or incorporated as required.

                 (l) The Company is not, nor is it directly or indirectly controlled by or acting on behalf of any person which is, (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder, or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility

Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

                 (m) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                 2. Purchase and Sale. The obligations of the Underwriters to purchase, and the Company to sell, the Underwritten Securities shall be evidenced by the Terms Agreement. The Terms Agreement shall specify the number of Underwritten Securities to be initially issued (the "Initial Underwritten Securities"), the names of the Underwriters participating in such offering (subject to substitution as provided in Section 8 hereof), the number of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the time and place of delivery and payment, any delayed delivery arrangements and any other terms of the Initial Underwritten Securities pursuant to which they are being issued (including, but not limited to, designations, conversion provisions, redemption provisions and sinking fund requirements). In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Underwritten Securities subject to such option (the "Option Securities"). As used herein, the term Underwritten Securities shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any.

                 The several commitments of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

                 In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the Terms Agreement relating to any Initial Underwritten Securities, an option to the Underwriters, named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at the same price per share as is applicable to the Initial Underwritten Securities. Such option, if granted, will expire 30 days or such lesser number of days as may be specified in the Terms Agreement after the Closing Time (as hereinafter defined) relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purchase of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by the

Representative(s) to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative(s), but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, unless otherwise agreed upon by the Representative(s) and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Underwritten Securities each such Underwriter has agreed to purchase as set forth in the related Terms Agreement bears to the total number of Initial Underwritten Securities, subject to such adjustments as the Representative(s) in (your) (their) discretion shall make to eliminate any sales or purchases of fractional shares.

                 Payment of the purchase price for, and delivery of, any Initial Underwritten Securities to be purchased by the Underwriters shall be made at the office of Mudge Rose Guthrie Alexander & Ferdon, 180 Maiden Lane, New York, New York 10038, or at such other place as shall be agreed upon by the Representative(s) and the Company, at (9:00) A.M., New York City time, on the fifth business day (unless postponed in accordance with the provisions of Section 8) following the date of the Terms Agreement or such other time as shall be agreed upon by the Representative(s) and the Company (each such time and date being referred to as a "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities, shall be made at the above-mentioned office of Mudge Rose Guthrie Alexander & Ferdon, or at such other place as shall be agreed upon by the Representative(s) to the Company. Payment shall be made to the Company (by wire transfer) (by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company) against delivery to the Representative(s) for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. Certificates for such Underwritten Securities shall be in such denominations and registered in such names as the Representative(s) may request in writing at least two business days prior to the applicable Closing Time or Date of Delivery, as the case may be. Such certificates or receipts will be made available for examination and packaging by the Representative(s) on or before the first business day prior to Closing Time or Date of Delivery, as the case may be.

                 If authorized by the Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts

("Delayed Delivery Contracts") substantially in the form of Exhibit A hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to the Representative(s) at Closing Time, for the accounts of the Underwriters, a fee specified in the Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at Closing Time as specified in the Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus Supplement. At Closing Time, the Company will enter into Delayed Delivery Contracts (for not less than the minimum number of Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate number of Underwritten Securities in excess of that specified in the Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

                 The Representative(s) shall submit to the Company, at least three business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the number of Underwritten Securities to be purchased by each of them, and the Company will advise the Representative(s), at least two business days prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the number of Underwritten Securities to be covered by each such Delayed Delivery Contract.

                 The number of Underwritten Securities to be purchased by the respective Underwriters pursuant to the Terms Agreement shall be reduced by the number of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Representative(s) to the Company; provided, however, that the total number of Underwritten Securities to be purchased by all Underwriters shall be the total number of Underwritten Securities covered by the applicable Terms Agreement, less the number of Underwritten Securities covered by Delayed Delivery Contracts.

                 3. Covenants of the Company. In further consideration of the agreements of the Underwriters contained herein, the Company covenants as follows:

                 (a) Immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Underwritten Securities covered thereby and their terms not otherwise set forth in the Prospectus, the names of the Underwriters participating in the offering and the number of Underwritten Securities which each severally has agreed to purchase, the price at which the

         Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representative(s) and the Company deem appropriate in connection with the offering of the Underwritten Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the Securities Act and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as the Representative(s) shall reasonably request.

                 (b) To furnish to (the) (each) Representative(s), without charge, (one) signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (d) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representative(s) may reasonably request.

                 (c) At any time when the Prospectus is required by the Securities Act to be delivered in connection with sales of the Underwritten Securities, the Company will give the Representative(s) notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representative(s) with copies of each such proposed amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such proposed amendment or supplement or other documents to which the Representative(s) shall reasonably object.

                 (d) If, at any time when the Prospectus is required by the Securities Act to be delivered in connection with sales of any of the Underwritten Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of either such counsel, it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters, and to the dealers (whose names and addresses the Representative(s) will furnish to the Company) to which

         Underwritten Securities may have been sold by the Representative(s) on behalf of the Underwriters and to any other dealer upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law.

                 (e) The Company will endeavor in good faith to qualify the Underwritten Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative(s) shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will maintain such qualification in effect for so long as may be required for the distribution of the Underwritten Securities. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Securities have been qualified as above provided.

                 (f) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable an earnings statement covering a twelve month period beginning, in each case, not later than the first day of the Company's first full fiscal quarter after the date of this Agreement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                 (g) Unless otherwise provided in the Terms Agreement, between the date of the Terms Agreement and the later of termination of any trading restrictions or Closing Time or Date of Delivery, as the case may be, with respect to the Underwritten Securities covered thereby, the Company will not without the Representative(s') prior consent, offer to sell, or enter into any agreement to sell, any Securities of the same class or series or ranking on a parity with such Underwritten Securities or, if such Terms Agreement relates to Underwritten Securities that are convertible into Common Stock, any Common Stock or any security convertible into Common Stock (except for Common Stock issued pursuant to reservations or agreements, pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan).

                 4. Conditions to Closing. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement are subject to the following conditions:

                 (a) As of the applicable Closing Time, there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended and supplemented,

                          (i) any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                          (ii) any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus that, in the reasonable judgment of the Representative(s), is material and adverse and that makes it, in the reasonable judgment of the Representative(s), impracticable to market the Underwritten Securities on the terms and in the manner contemplated in the Prospectus.

                 (b) The Representative(s) shall have received at the Closing Time a certificate, dated the applicable Closing Time and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct at the applicable Closing Time and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the applicable Closing Time.

            The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings contemplated.

                 (c) The Representative(s) shall have received at the Closing Time (i) an opinion of Mudge Rose Guthrie Alexander & Ferdon, special counsel to the Company, addressing the matters set forth in paragraphs (i), (ii)(a), (iv), (v), (vi), (vii), (viii) (only as to the Company and only as to Federal, Delaware and New York law), (ix) (items (a), (b) and (c)), (x) (to the best of such counsel's knowledge), (xi) and (xii) of

         Exhibit B attached hereto, and (ii) an opinion of the (General Counsel)(Associate General Counsel) of the Company, addressing the matters set forth in paragraphs (i), (ii), (iii), (vii), (viii), (ix) (items (d) and (e)), (x), (xi) and (xii) of Exhibit B.

                 (d)      The Representative(s) shall have received at the
         applicable Closing Time an opinion of (               ), special
         counsel for the Underwriters, dated the applicable Closing Time, to the effect set forth in Exhibit C.

                 (e) The Representative(s) shall have received on the date of the Terms Agreement and as of the applicable Closing Time a letter, dated such date, in form and substance satisfactory to the Representative(s), from independent accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

                 (f) In the event the Underwriters exercise their option provided in a Terms Agreement as set forth in Section 2 hereof to purchase all or any portion of the Option Securities, the Representative(s) shall have received:

                 (1) A certificate, dated such Date of Delivery, signed by an executive officer of the Company, confirming that the certificate delivered at Closing Time pursuant to Section 4(b) hereof remains true and correct as of such Date of Delivery.

                 (2) An opinion of Mudge Rose Guthrie Alexander & Ferdon, in form and substance satisfactory to the Representative(s), dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by Section 4(c)(i) hereof.

                 (3) An opinion of the (General Counsel)(Associate General Counsel) of the Company, in form and substance satisfactory to the Representative(s), dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by Section 4(c)(ii).

                 (4)      An opinion of (         ), counsel for the
                 Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by Section 4(d) hereof.

                 (5) A letter from the Company's independent accountants in form and substance satisfactory to the Representative(s) and dated the Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representative(s) pursuant to Section 4(e) hereof on the applicable Closing Time.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative(s) by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without any liability of any party to any other party except as provided in Section 5.

                 5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation and filing of the Registration Statement and all amendments thereto, and the reproduction of this Agreement and the Terms Agreement, (ii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountant, (iv) the qualifications of the Underwritten Securities under securities laws in accordance with the provisions of Section 3(e), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Surveys and Legal Investment Surveys, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the registration statement and all amendments thereto, of the Registration Statement and any amendments thereto, and of the Prospectus and any amendment or supplement thereto, (vi) the reproduction and delivery to the Underwriters of copies of the Certificate of Designation and any Blue Sky Surveys and Legal Investment Surveys, (vii) the fees, if any, of rating agencies, and (viii) the fees and expenses, if any, incurred in connection with the listing of the Underwritten Securities and, in the case of Preferred Shares convertible into Common Stock, Common Stock issuable upon such conversion, on any national securities exchange.

                 If this Agreement is terminated by the Representative(s) in accordance with the provisions of Section 4, the Company shall reimburse the Underwriters named in the Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                 6. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use therein.

                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing through the Representative(s) expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative(s), in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 If the indemnification provided for in the first or second paragraph in this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Underwritten Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Underwritten Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Underwritten

Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Underwritten Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters, and not joint.

                 The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 The indemnity and contribution provisions contained in this
Section 6 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the

Company and (iii) acceptance of and payment for any of the Underwritten Securities.

                 7. Termination. This Agreement shall be subject to termination, by notice given by the Representative(s) to the Company, at any time prior to the applicable Closing Time, if (a) after the execution and delivery of the Terms Agreement and prior to the Closing Time (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Representative(s), is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the reasonable judgment of the Representative(s), impracticable to market the Underwritten Securities on the terms and in the manner contemplated by the Prospectus.

                 8. Defaulting Underwriters. If one or more of the Underwriters participating in an offering of Underwritten Securities shall fail or refuse at the applicable Closing Time to purchase the Initial Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), and the number of Defaulted Securities is not more than one-tenth of the number of Initial Underwritten Securities to be purchased pursuant to the Terms Agreement, the non- defaulting Underwriters named in such Terms Agreement shall be obligated severally in the proportions that the amount of Initial Underwritten Securities set forth opposite their respective names above bears to the number of Initial Underwritten Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative(s) may specify, to purchase the Initial Underwritten Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Initial Underwritten Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of (one-ninth) of such amount of Initial Underwritten Securities without the written consent of such Underwriter. If, at the applicable Closing Time any Underwriter or Underwriters shall fail or refuse to purchase Initial Underwritten Securities and the number of Initial Underwritten Securities with respect to which such default occurs is more than one-tenth of the number of Initial Underwritten Securities to be purchased pursuant to such Terms Agreement, and arrangements satisfactory to the Representative(s) and the Company for the purchase of such Initial Underwritten Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative(s) or the Company shall have the right to postpone the Closing Time but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Underwritten Securities.

                 9. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party hereto, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                 10. Counterparts. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                 12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                 13. Notices. All references herein and in the Underwriting Agreement to the Representative(s) when made in connection with any notice to or communication by or with such Representative(s) shall, if there is more than one representative, be deemed to be to the Lead Representative, as designated in the Terms Agreement, and all notices shall be given to such Lead Representative at the address set forth therein.

                                                                       Exhibit A


                          EL PASO NATURAL GAS COMPANY
                            (a Delaware corporation)

                             (Title of Securities)

                           DELAYED DELIVERY CONTRACT



                                                 Dated:  (            ), 199(  )


El Paso Natural Gas Company
100 North Stanton Street
El Paso, Texas  79901

Attention:

Dear Sirs:

                 The undersigned hereby agrees to purchase from El Paso Natural Gas Company (the "Company"), and the Company agrees to sell to the undersigned
on (               ), 19(  ) (the "Delivery Date"),

of the Company's (insert title of security) (the "Securities"), offered by the
Company's Prospectus dated (               ), 19(  ), as supplemented by the
Prospectus Supplement dated (            ), 19(   ), receipt of which is hereby
acknowledged at a purchase price of (             ) to the Delivery Date, and
on the further terms and conditions set forth in this contract.

                 Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company (by wire transfer) (or its order by certified or official bank check in New York Clearing House funds) at the office of Mudge Rose Guthrie Alexander & Ferdon, on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

                 The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before (

   ), 19( ), shall have sold to the Underwriters of the Securities (the "Underwriters") such number of the Securities as is to be sold to them pursuant
to the Terms Agreement dated (            ), 19(   ), between the Company and
the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

                 Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

                 By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery or a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

                 This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

                 It is understood that the Company will not accept Delayed
Delivery Contracts for a number of Securities in excess of (            ) and
that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

                 This Agreement shall be governed by the laws of the State of New York.

                                        Yours very truly,


                                        ______________________________
                                              (Name of Purchaser)


                                        By:____________________________
                                                              (Title)


                                        ______________________________


                                        ______________________________
                                                   (Address)


Accepted as of the date
first above written.

EL PASO NATURAL GAS COMPANY


By:______________________________
                         (Title)

                 PURCHASER - PLEASE COMPLETE AT TIME OF SIGNING


                 The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)

                                                       TELEPHONE NO.
                                                        (INCLUDING
            NAME                                        AREA CODE)
            ----                                        ----------

                                                                       Exhibit B


                                   Opinion of
                            Counsel for the Company



                 The opinion of counsel for the Company to be delivered pursuant to Section 4(c) of the Underwriting Agreement shall be to the effect that:

                          (i) the Company has been duly incorporated and is a corporation duly organized, validly existing in good standing under the laws of the State of Delaware;

                          (ii) (a) the Company has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus and (b) the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                          (iii) each significant subsidiary of the Company has been duly incorporated and is a corporation duly organized, validly existing in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its significant subsidiaries, taken as a whole;

                          (iv) the Underwriting Agreement and the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company;

                          (v) the Underwritten Securities have been duly authorized, executed, issued and delivered and are fully paid and nonassessable, and the issuance of the Underwritten Securities is not subject to any preemptive or similar rights;

                          (vi) if any of the Underwritten Securities are convertible into shares of Common Stock, the shares of Common Stock issuable upon conversion thereof have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable, and the issuance of such shares upon such conversion will not be subject to any preemptive or similar rights;

                          (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of applicable law or the Restated Certificate of Incorporation, as amended, or By-laws of the Company;

                          (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Underwritten Securities;

                          (ix)  the statements (a) in the Prospectus Supplement
                 under the captions "(                )" and "Underwriting,"
                 (b) in the Basic Prospectus under the captions "Description of Capital Stock" and "Plan of Distribution," (c) in the Registration Statement under Item 15, (d) in "Item 3 -Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (e) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings and fairly summarize the matters referred to therein;

                          (x) after due inquiry, such counsel does not know of any legal or governmental proceedings instituted or threatened against the Company or any of its subsidiaries which would restrict the issuance and sale of the Underwritten Securities as contemplated by the Prospectus, or would be required to be disclosed therein and which is not disclosed; also, such counsel does not know of any statutes, regulations, contracts or other documents which are required to be summarized in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement which are not summarized, filed or incorporated as required;

                          (xi) the Company is not, nor is it directly or indirectly controlled by or acting on behalf of any person which is, (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder, or
                 (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder; and

                          (xii) such counsel (a) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules and other financial or statistical data included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder,
                 (b) believes that (except for financial statements and schedules and other financial or statistical data as to which such counsel need not express any belief) each part of the Registration Statement, when such part became effective, did not, and as of the date such opinion is delivered, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (c) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial or statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (d) believes that (except for financial statements and schedules and other financial or statistical data as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         With respect to paragraph (xii) above, Mudge Rose Guthrie Alexander & Ferdon may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                                                                       Exhibit C


                    Opinion of (                         ),
                          Counsel for the Underwriters


                 The opinion of (                       ), counsel for the
Underwriters, to be delivered pursuant to Section 4(d) of the Underwriting Agreement shall be to the effect that:

                          (i) the Company has been duly incorporated and is a corporation duly organized, validly existing in good standing under the laws of the State of Delaware;

                          (ii) the Underwriting Agreement and Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company;

                          (iii) the Underwritten Securities have been duly authorized, executed, issued and delivered and are fully paid and nonassessable, and the issuance of the Underwritten Securities is not subject to any preemptive or similar rights;

                          (iv) if any of the Underwritten Securities are convertible into shares of Common Stock, the shares of Common Stock issuable upon conversion thereof have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable, and the issuance of such shares upon such conversion will not be subject to any preemptive or similar rights.

                          (v)  the statements (a) in the Prospectus Supplement
                 under the captions "(             )" and "Underwriting," and
                 (b) in the Basic Prospectus under the captions "Description of Capital Stock" (other than under the caption "Shareholder Rights Agreement," as to which we express no opinion) and "Plan of Distribution," in each case insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters or documents and fairly summarize the matters referred to therein;

                          (vi)  the Registration Statement became effective
                 under the Securities Act on (      ), and, to the best
                 knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or are pending or contemplated under the Securities Act; and

                          (vii) such counsel (1) believes that (except for financial statements and schedules and other financial or statistical data as to which such counsel need not express any belief) each part of the Registration Statement, when such part became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial or statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (3) believes that (except for financial statements and schedules and other financial or statistical data as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 With respect to clause (vii) above, such counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference) but are without independent check or verification, except as specified.

                 Such counsel may rely, to the extent their opinions are based upon matters governed by the laws of other jurisdictions, upon the opinion of other counsel admitted to the bar in such jurisdictions.





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